COMMON STOCK SUBSCRIPTION AGREEMENT

This Subscription Agreement (this “Agreement”) is being delivered to the purchaser identified on the signature page to this Agreement (the “Subscriber”) in connection with its investment in Feel the World, Inc., a Delaware corporation (the “Company”). The Company is conducting an offering (the “Offering”) of its two classes of common stock, par value $.0001, as follows: up to 500,000 shares of its Class A Voting Common Stock (for investments of $10,000 and above) (the “Class A Stock”), and up to 250,000 shares of its Class B Non-Voting Common Stock (for investments of less than $10,000) (the “Class B Stock”), at a purchase price of $4.00 for each share, pursuant to the rules for Tier 2 offerings under Regulation A. Regulation A was enacted by the Securities and Exchange Commission (the “SEC”) to exempt certain limited-size public offerings from the registration requirements of Section 5 of the Securities Act of 1933, as amended (the “Securities Act”). Subscribers must either be “Accredited Investors” (as described more fully below) or be able to represent herein that the amount to be invested does not exceed 10% of the greater of their annual income or net worth (for natural persons); or annual revenue or net assets (for non-natural persons).

IMPORTANT INVESTOR NOTICES
PLEASE READ CAREFULLY BEFORE SIGNING

BY ENTERING INTO THIS AGREEMENT, SUBSCRIBERS ARE REPRESENTING THAT THEY UNDERSTAND THE FOLLOWING RISKS: THIS INVESTMENT INVOLVES A HIGH DEGREE OF RISK.

THIS INVESTMENT IS SUITABLE ONLY FOR PERSONS WHO CAN BEAR THE ECONOMIC RISK FOR AN INDEFINITE PERIOD OF TIME AND WHO CAN AFFORD TO LOSE THEIR ENTIRE INVESTMENT. FURTHERMORE, THE SUBSCRIBERS MUST UNDERSTAND THAT SUCH INVESTMENT IS ILLIQUID SINCE THERE IS CURRENTLY NO PUBLIC MARKET FOR THE SALE OF THE SECURITIES IN THIS OFFERING, AND NO PUBLIC MARKET IS EXPECTED TO DEVELOP IN THE NEAR FUTURE.

THE SECURITIES OFFERED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OR ANY STATE SECURITIES OR BLUE SKY LAWS. ALTHOUGH AN OFFERING STATEMENT HAS BEEN FILED WITH THE SEC, THAT OFFERING STATEMENT DOES NOT INCLUDE ALL OF THE SAME INFORMATION THAT WOULD BE INCLUDED IN A REGISTRATION STATEMENT UNDER THE SECURITIES ACT. THE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SEC, ANY STATE SECURITIES COMMISSION OR OTHER REGULATORY AUTHORITY, NOR HAVE ANY OF THE FOREGOING AUTHORITIES PASSED UPON THE MERITS OF THIS OFFERING OR THE ADEQUACY OR ACCURACY OF THIS SUBSCRIPTION AGREEMENT OR ANY OTHER MATERIALS OR INFORMATION MADE AVAILABLE TO THE SUBSCRIBERS IN CONNECTION WITH THIS OFFERING. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

THE SECURITIES CANNOT BE SOLD OR OTHERWISE TRANSFERRED EXCEPT IN COMPLIANCE WITH THE SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES OR “BLUE SKY” LAWS. IN ADDITION, THE SECURITIES ARE SUBJECT TO CERTAIN RIGHT OF FIRST REFUSAL PROVISIONS (SET FORTH BELOW AND IN THE COMPANY’S BYLAWS) AND ANY UNAPPROVED TRANSFERS MAY BE STOPPED BY THE COMPANY OR ITS TRANSFER AGENT.

THE SUBSCRIBERS WHO ARE NOT “ACCREDITED INVESTORS” (AS THAT TERM IS DEFINED IN SECTION 501 OF REGULATION D PROMULGATED UNDER THE SECURITIES ACT) ARE SUBJECT TO LIMITATIONS ON THE AMOUNT THEY MAY INVEST, AS SET OUT IN SECTION 4(g) OF THE SECURITIES ACT. THE COMPANY IS RELYING ON THE REPRESENTATIONS AND WARRANTIES FROM EACH SUBSCRIBER IN THIS SUBSCRIPTION AGREEMENT AND THE OTHER INFORMATION PROVIDED BY THE SUBSCRIBERS IN CONNECTION WITH THIS OFFERING.

THE SUBSCRIBERS MAY NOT TREAT THE CONTENTS OF THIS SUBSCRIPTION AGREEMENT, THE OFFERING STATEMENT, INCLUDING THE OFFERING CIRCULAR OR ANY OF THE OTHER MATERIALS AVAILIBLE ONLINE OR PROVIDED BY THE COMPANY (COLLECTIVELY, THE “OFFERING MATERIALS”), OR ANY PRIOR OR SUBSEQUENT COMMUNICATIONS FROM THE COMPANY OR ANY OF ITS OFFICERS, EMPLOYEES OR AGENTS (INCLUDING “TESTING THE WATERS” MATERIALS, IF ANY) AS INVESTMENT, LEGAL OR TAX ADVICE. IN MAKING AN INVESTMENT DECISION, THE SUBSCRIBERS MUST RELY ON THEIR OWN PROFESSIONAL ADVISORS, AND THEIR OWN EXAMINATION OF THE COMPANY AND THE TERMS OF THIS OFFERING, INCLUDING THE MERITS AND THE RISKS INVOLVED. EACH SUBSCRIBER SHOULD CONSULT ITS OWN COUNSEL, ACCOUNTANTS AND OTHER PROFESSIONAL ADVISORS AS TO INVESTMENT, LEGAL, TAX AND OTHER RELATED MATTERS CONCERNING THE SUBSCRIBER’S PROPOSED INVESTMENT.

THE OFFERING MATERIALS MAY CONTAIN FORWARD-LOOKING STATEMENTS AND INFORMATION RELATING TO, AMONG OTHER THINGS, THE COMPANY, ITS BUSINESS PLAN AND STRATEGY, AND ITS INDUSTRY. THESE FORWARD-LOOKING STATEMENTS ARE BASED ON THE BELIEFS OF, ASSUMPTIONS MADE BY, AND INFORMATION CURRENTLY AVAILABLE TO THE COMPANY’S MANAGEMENT. WHEN USED IN THE OFFERING MATERIALS, THE WORDS “ESTIMATE,” “PROJECT,” “BELIEVE,” “ANTICIPATE,” “INTEND,” “EXPECT” AND SIMILAR EXPRESSIONS ARE INTENDED TO IDENTIFY FORWARD-LOOKING STATEMENTS. THESE STATEMENTS REFLECT MANAGEMENT’S CURRENT VIEWS WITH RESPECT TO FUTURE EVENTS AND ARE SUBJECT TO RISKS AND UNCERTAINTIES THAT COULD CAUSE THE COMPANY’S ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE CONTAINED IN THE FORWARD-LOOKING STATEMENTS. THE SUBSCRIBERS ARE CAUTIONED NOT TO PLACE UNDUE RELIANCE ON THESE FORWARD-LOOKING STATEMENTS, WHICH SPEAK ONLY AS OF THE DATE ON WHICH THEY ARE MADE. THE COMPANY DOES NOT UNDERTAKE ANY OBLIGATION TO REVISE OR UPDATE THESE FORWARD-LOOKING STATEMENTS TO REFLECT EVENTS OR CIRCUMSTANCES AFTER SUCH DATE OR TO REFLECT THE OCCURRENCE OF UNANTICIPATED EVENTS.

THE INFORMATION PRESENTED IN THE OFFERING MATERIALS WAS PREPARED BY THE COMPANY SOLELY FOR THE USE BY PROSPECTIVE SUBSCRIBERS IN CONNECTION WITH THIS OFFERING. NO REPRESENTATIONS OR WARRANTIES ARE MADE AS TO THE ACCURACY OR COMPLETENESS OF THE INFORMATION CONTAINED IN ANY OFFERING MATERIALS, AND NOTHING CONTAINED IN THE OFFERING MATERIALS IS OR SHOULD BE RELIED UPON AS A PROMISE OR REPRESENTATION AS TO THE FUTURE PERFORMANCE OF THECOMPANY.

THE COMPANY RESERVES THE RIGHT IN ITS SOLE DISCRETION AND FOR ANY REASON WHATSOEVER TO MODIFY, AMEND AND/OR WITHDRAW ALL OR A PORTION OF THE OFFERING, AND/OR ACCEPT OR REJECT, IN WHOLE OR IN PART, ANY PROSPECTIVE INVESTMENT BY A SUBSCRIBER IN THE SECURITIES, OR TO ALLOT TO ANY SUBSCRIBER LESS THAN THE AMOUNT OF SECURITIES SUCH SUBSCRIBER DESIRES TO PURCHASE.

EXCEPT AS OTHERWISE INDICATED, THE OFFERING MATERIALS SPEAK AS OF THEIR RESPECTIVE DATES. NEITHER THE DELIVERY NOR THE PURCHASE OF THE SECURITIES SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY SINCE THAT DATE. ALL INFORMATION PROVIDED HEREIN BY SUBSCRIBERS FOR DETERMINING PURCHASER QUALIFICATIONS WILL BE KEPT STRICTLY CONFIDENTIAL. THE COMPANY IS RELYING UPON THE ACCURACY AND COMPLETENESS OF THE SUBSCRIBER’S REPRESENTATIONS, WARRANTIES, AND OTHER INFORMATION PROVIDED IN THIS AGREEMENT.

1.     Subscription.

(a)     The Subscriber hereby commits to purchase _____________ shares (the “Shares”) of Class _________ Stock of the Company (Class A must subscribe to a minimum of 2,500 shares), at a purchase price of $4.00 per share, for a total purchase price of $_____________________, upon the terms and conditions set forth herein (the or this “Subscription”). The total purchase price for the Subscription is payable in the manner provided in Section 3 below. The Shares being subscribed for under this Agreement are sometimes referred to herein as the “Securities.”

(b)     The Subscriber understands that the Securities are being offered pursuant to the Form 1-A, Regulation A Offering Statement, including an Offering Circular dated _____________, 2017, with exhibits (the “Offering Circular”), as filed with the SEC. A full description of the Securities and the Offering is set forth in the Offering Circular. By subscribing to the Offering, the Subscriber acknowledges that he/she/it has received and reviewed a copy of the Offering Circular and any other information requested by the Subscriber in writing to make an investment decision with respect to the Securities.

(c)     This Subscription may be accepted or rejected, in whole or in part, by the Company in its sole discretion. In addition, the Company, in its sole discretion, may allocate to the Subscriber only a portion of the number of Shares subscribed for. The Company will notify the Subscriber whether this Subscription is accepted (whether in whole or in part) or rejected, within 30 days of the receipt of the fully-executed Agreement and tender of funds. If the Subscription is rejected, the Subscriber’s payment (or portion thereof if partially rejected) will be returned to him/her/it without interest and all of the Subscriber’s obligations hereunder shall terminate.

(d)     The maximum number of shares of the Company’s common stock that may be sold in this Offering shall not exceed 500,000 shares of Class A Stock and 250,000 shares of Class B Stock (collectively, the “Maximum Shares”). The Company may accept subscriptions until twelve months following the date of the Offering Circular, unless otherwise extended by the Company in its sole discretion in accordance with applicable SEC regulations for such additional period as may be sought to sell the Maximum Shares (the “Termination Date”). Once accepted, the Company may immediately use the proceeds from this Subscription for its business needs, in its sole discretion. The Company may elect to set an earlier Termination Date and end the Offering. No minimum number of shares is required to be sold.

(e)     In the event of a rejection of this Subscription in its entirety, or in the event the sale of the Shares (or any portion thereof) to the Subscriber is not consummated for any reason, this Agreement shall have no force or effect, except for Section 5 hereof, which shall remain in force and effect.

(f)     The terms of this Agreement shall be binding upon the Subscriber and its transferees, heirs, successors and assigns (collectively, “Transferees”); provided that for any such transfer to be deemed effective, the Subscriber shall have complied with the Right of First Refusal provisions set forth under Section 2 below and Transferee shall have executed and delivered to the Company, in advance, an agreement acceptable to the Company, in its sole discretion, pursuant to which the proposed Transferee shall acknowledge, agree, and be bound by the representations and warranties of the Subscriber and the terms of this Agreement.

2.     Right of First Refusal. By subscribing to the Offering and executing this Agreement, the Subscriber (and, if the Subscriber is purchasing the Shares subscribed for hereby in a fiduciary capacity, the person or persons for whom the Subscriber is so purchasing) hereby agrees to comply with the provisions set forth in Section 5 (Right of First Refusal) of the Amended and Restated Bylaws of the Company, a copy of which is attached and incorporated herein by reference as Exhibit A, for any nonexempt transfer described therein, for as long as such provisions therein remain in effect.

3.    Purchase Procedure.

(a)     Purchase of Shares. The Subscriber’s delivery of this fully-executed Agreement (in person or electronically) shall be accompanied by payment for the Shares subscribed for hereunder, payable in US Dollars, via the approved payment methods outlined on the subscription portal which can be found through our website.

(b)     Acceptance or Rejection. The Company has 30 days to accept or reject the Subscriber’s Subscription in its sole discretion. If accepted, the Company will provide email notification to the Subscriber of such acceptance and the funds tendered by the Subscriber will be immediately available for the Company’s use in its business. The Subscriber shall receive notice and evidence of the digital entry of the number of the Securities owned by the Subscriber, as well as other information described in Section 4 of the Bylaws. Stock certificates will not be used or provided to the Subscriber.

If the Subscriber’s Subscription is rejected, The Subscriber will be notified via email and funds will be returned to the Subscriber within 30 days of such rejection.

4.     Representations and Warranties of the Company. The Company represents and warrants to the Subscriber that the following representations and warranties are true and complete in all material respects as of the date of the Offering Circular.

(a)     Organization and Standing. The Company is a corporation duly formed, validly existing and in good standing under the laws of the State of Delaware. The Company has all requisite power and authority to own and operate its properties and assets and to execute and deliver this Agreement and any other agreements or instruments required hereunder. The Company is duly qualified and is authorized to do business and is in good standing as a foreign corporation in all jurisdictions in which the nature of its activities and of its properties (both owned and leased) makes such qualification necessary, except for those jurisdictions in which failure to do so would not have a material adverse effect on the Company or its business.

(b)     Issuance of the Securities. The issuance, sale and digital delivery of the Securities in accordance with this Agreement have been duly authorized by all necessary corporate actions on the part of the Company. The Securities, when issued, sold and delivered against payment therefor in accordance with the provisions of this Subscription Agreement, will be duly and validly issued, fully paid and non-assessable.

(c)     Authority for Agreement. The acceptance by the Company of this Agreement, and the consummation of the transactions contemplated hereby, are within the Company’s powers and have been duly authorized by all necessary corporate actions on the part of the Company. Upon the Company’s acceptance of this Agreement, it shall constitute a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies, and (iii) with respect to provisions relating to indemnification and contribution, as limited by considerations of public policy and by federal or state securities laws.

(d)     No Filings. Assuming the accuracy of the Subscriber’s representations and warranties set forth in Section 4 hereof, no order, license, consent, authorization or approval of, or exemption by, or action by or in respect of, or notice to, or filing or registration with, any governmental body, agency or official is required by or with respect to the Company in connection with the acceptance, delivery and performance by the Company of this Agreement except (i) for such filings as may be required under Regulation A of the Securities Act, or under any applicable state securities laws, (ii) for such other filings and approvals as have been made or obtained, or (iii) where the failure to obtain any such order, license, consent, authorization, approval or exemption, or the failure to give any such notice or make any filing or registration, would not have a material adverse effect on the ability of the Company to perform its obligations hereunder.

(e)     Capitalization. The outstanding shares of t h e c a p i t a l s t o c k of the Company are as set forth in the “Capitalization” section of the Offering Circular. Except as set forth in the Offering Circular, there are no outstanding options, warrants, rights (including conversion or preemptive rights and rights of first refusal), or agreements of any kind (oral or written) for the purchase or acquisition of capital stock from the Company.

(f)     Financial Statements. Complete copies of the Company’s audited financial statements, consisting of the Statement of Financial Position of the Company as of its fiscal years ending on December 31, 2014 and December 31, 2015, and the related Consolidated Statements of income and cash flows for the respective periods then ended, as well as the unaudited Balance Sheet of the Company for the 6 month period ending June 30th, 2016, (collectively, the “Financial Statements”), are attached to the Offering Circular. The Financial Statements are based on the books and records of the Company and fairly present the financial condition of the Company as of the respective dates they were prepared and the results of the operations and cash flows of the Company for the respective periods indicated. Artesian CPA, LLC, which has audited the Financial Statements as of December 31, 2014 and December 31, 2015, and for each fiscal year then ended, is an independent accounting firm as defined by the rules and regulations adopted by the SEC.

(g)     Proceeds. The Company shall use the proceeds from the issuance and sale of the Securities sold in the Offering as set forth in the “Use of Proceeds” section of the Offering Circular.

(h)    Litigation. Except as disclosed in the Offering Circular, there is no threatened or pending action, suit, proceeding, arbitration, mediation, complaint, claim, charge or investigation before any court, arbitrator, mediator or governmental body, or to the Company’s knowledge, currently threatened in writing (a) against the Company or (b) to the Company’s knowledge, against any consultant, officer, manager, director or key employee of the Company arising out of his or her consulting, employment or board relationship with the Company or that could otherwise materially impact the Company.

5.     Representations and Warranties of the Subscriber. By subscribing to the Offering, the Subscriber (and, if the Subscriber is purchasing the Shares subscribed for hereby in a fiduciary capacity, the person or persons for whom the Subscriber is so purchasing) represents and warrants as follows, which representations and warranties are true and complete in all material respects as of the date of this Agreement:

(a)     Requisite Power and Authority. The Subscriber has all necessary power and authority under all applicable provisions of law to subscribe to the Offering, to execute and deliver this Agreement and to carry out its provisions. All actions on the Subscriber’s part required for the lawful subscription to the Offering have been or will be effectively taken on or prior to the date of this Agreement. Upon subscribing to the Offering, this Subscription Agreement will be a valid and binding obligation of the Subscriber, enforceable in accordance with its terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application affecting enforcement of creditors’ rights and (ii) as limited by general principles of equity that restrict the availability of equitable remedies.

(b)     Company Information. The Subscriber has had an opportunity to review this Agreement and its exhibits, the Offering Circular, including its exhibits, and the Company’s Financial Statements, and to discuss the Company’s business and financial affairs with directors, officers and management of the Company and has had the opportunity to review the Company’s operations and facilities, to the extent the Subscriber has desired or requested in writing. The Subscriber has also had the opportunity to ask questions of and receive answers from the Company and its management team regarding the terms and conditions of this Subscription. The Subscriber acknowledges that except as set forth herein, no representations or warranties have been made to the Subscriber, or to the Subscriber’s advisors or representatives, by the Company or others with respect to the business or prospects of the Company or its financial condition. The Subscriber shall only rely upon its own judgment and/or its professional advisors in making its investment decision.

(c)     Investment Experience. The Subscriber has sufficient experience in financial and business matters to be capable of utilizing such information to evaluate the merits and risks of the Subscriber’s investment in the Securities, and to make an informed decision relating thereto, or alternatively, the Subscriber has utilized the services of a purchaser representative and together they have sufficient experience in financial and business matters that they are capable of utilizing such information to evaluate the merits and risks of the Subscriber’s investment in the Securities, and to make an informed decision relating thereto.

(d)     The Subscriber’s Determination of Suitability. The Subscriber has evaluated the risks of an investment in the Securities, including those described in the section of the Offering Circular captioned “Risk Factors”, and has determined that the investment is suitable for the Subscriber. The Subscriber has adequate financial resources for an investment of this character, and the Subscriber understands that the Subscriber could bear a complete loss of the Subscriber’s investment in the Company. Specifically, as required by Regulation A, the Subscriber hereby represents and warrants that the amount of its investment in the Company does not exceed 10% of the greater of its annual income or net worth (for natural persons); or annual revenue or net assets (for non-natural persons).

(e)     No Registration. The Subscriber understands that the Securities are being offered pursuant to an exemption from registration under Regulation A of Section 3(b) of the Securities Act, and that reliance on such exemption is predicated in part on the truth and accuracy of the Subscriber's representations and warranties, and those of the other purchasers of the Shares in this Offering. The Subscriber further understands that the Securities are not being registered under the securities laws of any states because a Tier 2 offering under Regulation A preempts such laws. Any future sales or transfers of the Securities are subject to the right of first refusal provisions set forth in Section 5 of the Company’s Amended and Restated Bylaws, as well as applicable federal and state securities laws applicable at the time of any future offer or sale.

(f)     Illiquidity and Continued Economic Risk. The Subscriber acknowledges and agrees that there is no ready public market for the Securities and that there is no guarantee that a market for their resale will ever develop and exist. The Company has no obligation to list any of the Securities on any market or take any steps (including registration under the Securities Act or the Securities Exchange Act of 1934, as amended) with respect to facilitating the trading or resale of the Securities. The Subscriber may have to bear the economic risk of this investment indefinitely, and the Subscriber acknowledges that he/she/it is able to bear the economic risk of losing his/ her/its entire investment in the Securities.

(g)     Accredited Investor Status or Investment Limits. The Subscriber represents that his/her/its representations and information set forth in the Investor Questionnaire and the signature pages that follow (which are incorporated by reference) are true and complete. The Subscriber represents that to the extent he/she/it has any questions with respect to its status as an accredited investor, or the application of the investment limits, he/she/it has sought independent professional advice.

(h)     Stockholder Information. Within five days after receipt of a request from the Company, the Subscriber hereby agrees to provide any further information needed in connection with this Subscription.

(i)     Valuation. Because of the number of intangible factors impacting the value of small, privately held companies, the Company has decided not to undergo a formal valuation process at this time. The Subscriber understands that the price of the Shares to be sold in this Offering was set by the Company on the basis of the Company’s internal valuation and no warranties are made as to fair market value. The Subscriber further acknowledges that future offerings of securities of the Company may be made at lower valuations, with the result that the Subscriber’s investment will bear a lower valuation, and the Subscriber’s ownership interests may be diluted.

(j)     Domicile. The Subscriber maintains its domicile (and is not a transient or temporary resident) at the address provided at the end of this Agreement, which shall promptly be updated by the Subscriber in the future upon any change thereof.

(k)    Foreign Subscribers. If the Subscriber is not a United States person (as defined by Section 7701(a)(30) of the Internal Revenue Code of 1986, as amended), the Subscriber hereby represents that it has satisfied itself as to the full observance of the laws of its jurisdiction in connection with any invitation to subscribe for the Shares or any use of this Agreement, including (i) the legal requirements within its jurisdiction for the purchase of the Shares, (ii) any foreign exchange restrictions applicable to such purchase, (iii) any governmental or other consents that may need to be obtained, and (iv) the income tax and other tax consequences, if any, that may be relevant to the purchase, holding, redemption, sale, or transfer of the Securities. The Subscriber’s subscription and payment for and continued beneficial ownership of the Securities will not violate any applicable securities or other laws of the Subscriber’s jurisdiction.

6.     Indemnity. The representations, warranties and covenants made by the Subscriber herein shall survive the acceptance by the Company of his/her/its Subscription. The Subscriber agrees to indemnify and hold harmless the Company and its respective officers, directors and affiliates, and each other person, if any, who controls the Company within the meaning of Section 15 of the Securities Act (the “Indemnitee”) against any and all loss, liability, claim, damage and expense whatsoever (including, but not limited to, any and all reasonable attorneys’ fees, including attorneys’ fees on appeal) and expenses reasonably incurred in investigating, preparing or defending against any false representation or warranty, or breach or failure by the Subscriber to comply with any covenant or agreement made by the Subscriber herein or in any other document furnished by the Subscriber to any of the Indemnitees in connection with this Offering.

7.     Governing Law; Dispute Resolution; Jurisdiction. This Subscription Agreement shall be governed by, and construed in accordance with the laws of the State of Colorado. If any dispute or controversy occurs between the Subscriber and the Company relating to the interpretation, implementation, application, or validity of this Agreement, each party to the dispute or controversy agrees to first attempt a resolution thereof in a non-binding mediation hearing at which individuals with decision-making authority shall attend. The location of the hearing shall be in Denver, CO, and the choice of mediator shall be mutually agreeable. If the parties cannot agree within ten days after receipt of the notice of intention to mediate, the mediator will be appointed by the American Arbitration Association (“AAA”) from its pool of licensed attorney mediators and the hearing shall take place at AAA’s offices in Denver, Colorado. The costs of the mediator and hearing shall be shared equally by the Parties. If the dispute has not been resolved within thirty days of the notice of a desire to mediate, any party may terminate the mediation and proceed to an arbitration hearing to be administered by AAA in accordance with its commercial rules and the Federal Arbitration Act. Nothing herein shall preclude any party from seeking injunctive relief in a court of competent jurisdiction if the party perceives that without such injunctive relief, serious harm may be done to the party. The arbitrator(s) may award attorneys’ fees and costs, as well as AAA arbitrator and administrative expenses, relating to the entire matter or any particular issue, in favor of any prevailing party. Judgment upon the award rendered by the arbitrator(s) may be entered in any court having jurisdiction. Evidence and testimony provided in any mediation and/or arbitration hearing, as well as any decisions of the mediator or arbitrator(s) shall be treated as confidential information.

EACH OF THE SUBSCRIBER AND THE COMPANY CONSENTS TO THE JURISDICTION OF ANY STATE OR FEDERAL COURT OF COMPETENT JURISDICTION LOCATED WITHIN THE STATE OF COLORADO AND NO OTHER PLACE, AND IRREVOCABLY AGREES THAT ALL ACTIONS OR PROCEEDINGS RELATING TO THIS SUBSCRIPTION AGREEMENT THAT CANNOT BE RESOLVED IN A BINDING ARBITRATION PROCEEDING MAY BE LITIGATED IN SUCH COURTS.

EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED IN CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE ACTIONS OF EITHER PARTY IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE AND ENFORCEMENT THEREOF. EACH OF THE PARTIES HERETO ALSO WAIVES ANY BOND OR SURETY OR SECURITY UPON SUCH BOND WHICH MIGHT, BUT FOR THIS WAIVER, BE REQUIRED OF SUCH PARTY. EACH OF THE PARTIES HERETO FURTHER WARRANTS AND REPRESENTS THAT IT HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL, AND THAT IT KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING, AND THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT. IN THE EVENT OF LITIGATION, THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

8.     Notices. Notice, requests, demands and other communications relating to this Agreement and the transactions contemplated herein shall be in writing and shall be deemed to have been duly given if and when (a) delivered personally, on the date of such delivery; or (b) mailed by registered or certified mail, postage prepaid, return receipt requested, in the third day after the posting thereof; or (c) upon receipt, if delivered by Federal Express, or (d) emailed on the date of such delivery pursuant to the contact information set forth in this Agreement, or provided in writing in the future upon any changes. If to the Company:

Feel The World, Inc.
Attn: Subscription Coordinator
100 Technology Drive, Suite 315C
Broomfield, CO 80021 USA
Email: subscription@xeroshoes.com
Phone: 303.447.3100

If to the Subscriber, at the Subscriber’s address provided at the end of this Agreement, or to such other address as may be specified hereafter by written notice from time to time by the party entitled to receive such notice.

9.     Miscellaneous.

(a)     All pronouns and any variations thereof shall be deemed to refer to the masculine, feminine, neuter, singular or plural, as the identity of the person or persons or entity or entities may require.

(b)     This Agreement is not transferable or assignable by the Subscriber, except as provided for herein.

(c)     The representations, warranties and agreements contained herein shall be deemed to be made by and be binding upon the Subscriber and its heirs, executors, administrators and successors and shall inure to the benefit of the Company and its successors and assigns.

(d)     None of the provisions of this Agreement may be waived, changed or terminated orally or otherwise, except as specifically set forth herein or except by a writing signed by the Company and the Subscriber.

(e)     In the event any part of this Agreement is found to be void or unenforceable, the remaining provisions shall be binding with the same effect as if the void or unenforceable part were never part of this Agreement.

(f)     The invalidity, illegality or unenforceability of one or more of the provisions of this Agreement in any jurisdiction shall not affect the validity, legality or enforceability of the remainder of this Agreement in such jurisdiction or the validity, legality or enforceability of this Agreement, including any such provision, in any other jurisdiction, it being intended that all rights and obligations of the parties hereunder shall be enforceable to the fullest extent permitted by law.

(g)     This Agreement supersedes all prior discussions and agreements between the parties with respect to the subject matter hereof and contains the sole and entire agreement between the parties hereto with respect to the subject matter hereof.

(h)     The terms and provisions of this Agreement are intended solely for the benefit of each party hereto and their respective successors and assigns, and it is not the intention of the parties to confer, and no provision hereof shall confer, third-party beneficiary rights upon any other person.

(i)     The headings used in this Agreement have been inserted for convenience of reference only and do not define or limit the provisions hereof.

(j)     If any recapitalization or other transaction affecting the stock of the Company is effected, then any new, substituted or additional securities or other property which is distributed with respect to the Securities shall be immediately subject to this Agreement, to the same extent that the Securities, immediately prior thereto, shall have been covered by this Agreement.

(k)     No failure or delay by any party in exercising any right, power or privilege under this Agreement shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

__________________

ALL SUBSCRIBERS MUST COMPLETE THE APPLICABLE PARTS OF THE FORMS BELOW.

IN WITNESS WHEREOF, the Subscriber has executed this Agreement on the ______ day of_______________________, 201___.

x     $4.00 for each share of Class     $

_________________________________________________________________	___ Stock	=
Subscription Amount			Aggregate Purchase Price

Manner in which Title is to be held (Please Check One):

1.	___	Individual	7.	___	Trust/Estate/Pension or Profit sharing Plan
					Date Opened:______________
2.	___	Joint Tenants with Right of Survivorship	8.	___	As a Custodian for
					_________________________________________
					Under the Uniform Gift to Minors Act of the State of
					_________________________________________
3.	___	Community Property	9.	___	Married with Separate Property
4.	___	Tenants in Common	10.	___	Keogh
5.	___	Corporation/Partnership/ Limited Liability Company	11.	___	Tenants by the Entirety
6.	___	IRA

YOU MUST COMPLETE THIS SECTION ONLY IF THIS IS AN IRA INVESTMENT OR THE SUBSCRIBER IS NOT GOING TO BE THE REGISTERED OWNER.

Name of Firm (Bank, Brokerage, Custodian):

Account Name:

Account Number:

Representative Name:

Representative Phone Number:

Address:

City, State, Zip:

EXECUTION BY NATURAL PERSONS

IF MORE THAN ONE SUBSCRIBER, EACH SUBSCRIBER MUST SIGN.
INDIVIDUAL SUBSCRIBERS MUST COMPLETE THIS PAGE
SUBSCRIBERS WHICH ARE ENTITIES MUST COMPLETE THE NEXT PAGE

Exact Name in Which Title is to be Held

Name (Please Print)	Name of Additional Subscriber

Residence: Number and Street	Address of Additional Subscriber

City, State and Zip Code	City, State and Zip Code

Social Security Number	Social Security Number

Telephone Number	Telephone Number

Fax Number (if available)	Fax Number (if available)

E-Mail (if available)	E-Mail (if available)

(Signature)	(Signature of Additional Subscriber)

ACCEPTED this ___ day of _________201___, on behalf of the Company.

By:
Name: Steven Sashen
Title: President

EXECUTION BY ANY SUBSCRIBER WHICH IS AN ENTITY
(Corporation, Partnership, LLC, Trust, Etc.)

Name of Entity (Please Print)

Date of Incorporation or Organization:

State of Principal Office:

Federal Taxpayer Identification Number:

Office Address

City, State and Zip Code

Telephone Number

Fax Number (if available)

E-Mail (if available)

By:
Name:
Title:
[seal]

Attest:
(If Entity is a Corporation)

Address

ACCEPTED this ____ day of __________ 201___, on behalf of the Company.

By:
Name:Steven Sashen
Title: President

SUBSCRIBER QUESTIONNAIRE - ALL SUBSCRIBERS MUST COMPLETE APPLICABLE PORTIONS

INSTRUCTIONS: IF YOU ARE AN ACCREDITED INVESTOR, please check all boxes below which correctly describe you. If you cannot check any of these boxes, complete the representations below regarding your qualification to invest in this Offering, as well as all other information required.

[ ]

You are (i) a bank, as defined in Section 3(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), (ii) a savings and loan association or other institution, as defined in Section 3(a)(5)(A) of the Securities Act, whether acting in an individual or fiduciary capacity, (iii) a broker or dealer registered pursuant to Section 15 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), (iv) an insurance company as defined in Section 2(13) of the Securities Act, (v) an investment company registered under the Investment Company Act of 1940, as amended (the “Investment Company Act”), (vi) a business development company as defined in Section 2(a)(48) of the Investment Company Act, (vii) a Small Business Investment Company licensed by the U.S. Small Business Administration under Section 301 (c) or (d) of the Small Business Investment Act of 1958, as amended, (viii) a plan established and maintained by a state, its political subdivisions, or an agency or instrumentality of a state or its political subdivisions, for the benefit of its employees and you have total assets in excess of $5,000,000, or (ix) an employee benefit plan within the meaning of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”) and (1) the decision that you shall subscribe for and purchase shares of common stock (the “Shares”), is made by a plan fiduciary, as defined in Section 3(21) of ERISA, which is either a bank, savings and loan association, insurance company, or registered investment adviser, or (2) you have total assets in excess of $5,000,000 and the decision that you shall subscribe for and purchase the Shares is made solely by persons or entities that are accredited investors, as defined in Rule 501 of Regulation D promulgated under the Securities Act (“Regulation D”) or (3) you are a self-directed plan and the decision that you shall subscribe for and purchase the Shares is made solely by persons or entities that are accredited investors.

[ ]	You are a private business development company as defined in Section 202(a)(22) of the Investment Advisers Act of 1940, as amended.

[ ]

You are an organization described in Section 501(c)(3) of the Internal Revenue Code of 1986, as amended (the “Code”), a corporation, Massachusetts or similar business trust or a partnership, in each case not formed for the specific purpose of making an investment in the Shares and its underlying securities in excess of $5,000,000.

[ ]	You are a director or executive officer of the Company.

[ ]

You are a natural person whose individual net worth, or joint net worth with your spouse, exceeds $1,000,000 (excluding your principal residence) at the time of your subscription for and purchase of the Shares.

[ ]

You are a natural person who had an individual income in excess of $200,000 in each of the two most recent years or joint income with your spouse in excess of $300,000 in each of the two most recent years, and who has a reasonable expectation of reaching the same income level in the current year.

[ ]

You are a trust, with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the Shares and whose subscription for and purchase of the Shares is directed by a sophisticated person as described in Rule 506(b)(2)(ii) of Regulation D.

[ ]	You are an entity in which all of the equity owners are persons or entities described in one of the preceding paragraphs.

IF YOU HAVE NOT CHECKED ONE OF THE BOXES ABOVE, YOUR INITIALS ARE REQUIRED BELOW:

____     ____          I/We represent that the purchase price, together with any other amounts previously used to purchase Shares in this Offering, does not exceed 10% of the greater of the Subscriber’s annual income or net worth (or in the case of a Subscriber that is a non-natural person, its revenue or net assets for such Subscriber's most recently completed fiscal year end).

ALL SUBSCRIBERS: CHECK ALL BOXES BELOW WHICH CORRECTLY DESCRIBE YOU:

With respect to this investment in the Shares, your:

Investment Objectives:	[ ] Aggressive Growth	[ ] Speculation

Risk Tolerance:	[ ] Low Risk	[ ] Moderate Risk	[ ] High Risk

Are you associated with a FINRA Member Firm?    [  ] Yes    [  ] No

Your initials (Subscriber and co-Subscriber, if applicable) are required for each item below:

___	___	I/We understand that this investment is not guaranteed.

___	___	I/We are aware that this investment is not liquid.

___	___	I/We are sophisticated in financial and business affairs and are able to evaluate the risks and merits of an investment in this offering.

___	___	I/We confirm that this investment is considered “high risk.” (This type of investment is considered high risk due to the inherent risks including lack of liquidity and lack of diversification. Success or failure of offerings such as this offering is dependent on the corporate issuer of these securities and is outside the control of the investors. While potential loss is limited to the amount invested, such loss is possible.)

The Subscriber hereby represents and warrants that all of its answers to this Subscriber Questionnaire are true as of the date of its execution of the Subscription Agreement pursuant to which it purchased the Shares.

Name of Subscriber [please print]	Name of Co- Subscriber [please print]

Signature of Subscriber (Entities please provide signature of Subscriber’s duly authorized signatory.)	Signature of Co- Subscriber

Name of Signatory (Entities only)

Title of Signatory (Entities only)

EXHIBIT A

AMENDED AND RESTATED

BYLAWS OF

FEEL THE WORLD, INC. (the “Corporation”)

1.	Meetings of holders OF CLASS A VOTING COMMON STOCK

1.1	Place of Meetings

All meetings of the holders of Class A Voting Common Stock (the “Class A stockholders”) shall be held at such place as may be fixed from time to time by the President (“Authorized Person”). Notwithstanding the foregoing, the Board of Directors may determine that the meeting shall not be held at any place, but may instead be held by means of remote communication.

1.2	Annual Meetings

Unless directors are elected by written consent in lieu of an annual meeting, the Corporation shall hold annual meetings of the Class A stockholders on such date and at such time as shall be designated from time to time by the Authorized Person. At the annual meetings, the Class A stockholders shall elect a Board of Directors and transact such other business as may properly be brought before the meeting. If a written consent electing directors is less than unanimous, such action by written consent may be in lieu of holding an annual meeting only if all of the directorships to which directors could be elected at an annual meeting held at the effective time of such action are vacant and are filled by such action.

1.3	Special Meetings

Special meetings of the Class A stockholders, for any purpose or purposes, unless otherwise prescribed by statute, may be called by the Authorized Person.

1.4	Notice of Meetings

Notice of any meeting of the Class A stockholders, stating the place, if any, date and hour of the meeting, the means of remote communication, if any, by which such stockholders and proxyholders may be deemed to be present in person and vote at such meeting, and (if it is a special meeting) the purpose or purposes for which the meeting is called, shall be given to each Class A stockholder entitled to vote at such meeting not less than ten (10) nor more than sixty (60) days before the date of the meeting (except to the extent that such notice is waived or is not required as provided in the General Corporation Law of the State of Delaware (the ‘Delaware General Corporation Law’) or these Bylaws). Such notice shall be given in accordance with, and shall be deemed effective as set forth in, Sections 222 and 232 (or any successor section or sections) of the Delaware General Corporation Law.

1.5	Waivers of Notice

Whenever the giving of any notice is required by statute, the Certificate of Incorporation or these Bylaws (as they may be amended and/or restated in the future), a waiver thereof, in writing and delivered to the Corporation, signed by the person or persons entitled to said notice, or a waiver thereof by electronic transmission by the person or persons entitled to said notice, delivered to the Corporation, whether before or after the event as to which such notice is required, shall be deemed equivalent to notice. Attendance of a Class A stockholder at a meeting shall constitute a waiver of notice of such meeting, except when such stockholder at the beginning of the meeting objects to holding the meeting or transacting business at the meeting.

1.6	Business at Special Meetings

Business transacted at any special meeting of Class A stockholders shall be limited to the purposes stated in the notice (except to the extent that such notice is waived or is not required as provided in the Delaware General Corporation Law or these Bylaws).

1.7	List of Class A Stockholders

After the record date for a meeting of the Class A stockholders has been fixed, at least ten days before such meeting, the officer who has charge of the stock ledger of the Corporation shall make a list of all of the Class A stockholders entitled to vote at the meeting, arranged in alphabetical order and showing the address of each such stockholder (but not the electronic mail address or other electronic contact information, unless the Board of Directors so directs) and the number of shares registered in the name of each such stockholder. Such list shall be open to the examination of any Class A stockholder for any purpose germane to the meeting for a period of at least ten days prior to the meeting: (1) on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of the meeting, or (2) during ordinary business hours, at the principle place of business of the Corporation. If the meeting is to be held at a place, then such list shall also, for the duration of the meeting, be produced and kept open to the examination of any Class A stockholder who is present at the time and place of the meeting. If the meeting is to be held solely by means of remote communication, then such list shall also be open to the examination of any Class A stockholder during the whole time of the meeting on reasonably accessible electronic network, and the information required to access such list shall be provided with the notice of the meeting.

1.8	Quorum at Meetings

Class A stockholders may take action on a matter at a meeting only if a quorum exists with respect to that matter. Except as otherwise provided by law or by the Certificate of Incorporation, the holders of majority of the shares entitled to vote at the meeting, and who are present in person or represented by proxy, shall constitute a quorum at all meetings of the Class A stockholders for the transaction of business. Where a separate vote by a class or series or classes or series is required, a majority of the outstanding shares of such class or series or classes or series, present in person or represented by proxy, shall constitute a quorum entitled to take action with respect to that vote on that matter. Once a share is represented for any purpose at a meeting (other than solely to object (1) to holding the meeting or transacting business at the meeting, or (2) (if it is a special meeting) to consideration of a particular matter at the meeting that is not within the purpose or purposes described in the meeting notice), it is deemed present for quorum purposes for the remainder of the meeting and for any adjournment of that meeting unless a new record date is or must be set for the adjourned meeting. The holders of a majority of the voting shares represented at a meeting, whether or not a quorum is present, may adjourn such meeting from time to time.

1.9	Voting and Proxies

Unless otherwise provided in the Delaware General Corporation Law or in the Corporation’s Certificate of Incorporation, and subject to the other provisions of these Bylaws, each Class A stockholder shall be entitled to one vote on each matter, in person or by proxy, for each share of the Corporation’s capital stock that has voting power and that is held by such stockholder. No proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period. A duly executed appointment of proxy shall be irrevocable if the appointment form states that it is irrevocable and if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power. If authorized by the Board of Directors, and subject to such guidelines as the Board of Directors may adopt, Class A stockholders and proxyholders not physically present at a meeting may, by means of remote communication, participate in the meeting and be deemed present in person and vote at such meeting whether such meeting is held at a designated place or solely by means of remote communication, provided that (1) the Corporation implements reasonable measures to verify that each person deemed present and permitted to vote at the meeting by means of remote communication is a Class A stockholder or proxyholder, (2) the Corporation implements reasonable measures to provide such stockholders and proxyholders a reasonable opportunity to participate in the meeting and to vote on matters submitted to the Class A stockholders, including an opportunity to read or hear the proceedings of the meeting substantially concurrently with such proceedings, and (3) if any Class A stockholder or proxyholder votes or takes other action at the meeting by means of remote communication, a record of such vote or other action is maintained by the Corporation.

1.10	Required Vote

When a quorum is present at any meeting of Class A stockholders, all matters shall be determined, adopted and approved by the affirmative vote (which need not be by ballot) of the holders of a majority of the shares present in person or represented by proxy at the meeting and entitled to vote with respect to the matter, unless the proposed action is one upon which, by express provision of statutes or of the Certificate of Incorporation, a different vote is specified and required, in which case such express provision shall govern and control with respect to that vote on that matter. Where a separate vote by a class or classes is required, the affirmative vote of the holders of a majority of the shares of such class or classes present in person or represented by proxy at the meeting shall be the act of such class. Notwithstanding the foregoing, directors shall be elected by a plurality of the votes of the shares held by Class A stockholders who are present in person or represented by proxy at the meeting and entitled to vote on the election of directors.

1.11	Action Without a Meeting

Any action required or permitted to be taken at a Class A stockholders’ meeting may be taken without a meeting, without prior notice and without a vote, if the action is taken by persons who would be entitled to vote at a meeting and who hold shares having voting power equal to not less than the minimum number of votes that would be necessary to authorize or take the action at a meeting at which all shares entitled to vote were present and voted. The action must be evidenced by one or more written consents describing the action taken, signed by the Class A stockholders entitled to take action without a meeting, and delivered to the Corporation in the manner prescribed by the Delaware General Corporation Law for inclusion in the minute books. No consent shall be effective to take the corporate action specified unless the number of consents required to take such action are delivered to the Corporation within sixty days of the delivery of the earliest-dated consent. An electronic transmission consenting to such action and transmitted by a Class A stockholder or proxyholder, or by a person or persons authorized to act for a stockholder or proxyholder, shall be deemed to be written, signed and dated for the purposes of this Section 1.11, provided that any such electronic transmission sets forth or is delivered with information from which the Corporation can determine (1) that the electronic transmission was transmitted by the Class A stockholder or proxyholder or by a person or persons authorized to act for such stockholder or proxyholder and (2) the date on which such stockholder or proxyholder or authorized person or persons transmitted such electronic transmission. The date on which such electronic transmission is transmitted shall be deemed to be the date on which such consent was signed. No consent given by electronic transmission shall be deemed to have been delivered until such consent is delivered to the Corporation in accordance with Section 228(d)(1) of the Delaware General Corporation Law. Written notice of the action taken shall be given in accordance with the Delaware General Corporation Law to all Class A stockholders who do not participate in taking the action who would have been entitled to notice if such action had been taken at a meeting having a record date on the date that written consents signed by a sufficient number of holders to take the action were delivered to the Corporation.

2.	Directors

2.1	Powers

The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors, which may exercise all such powers of the Corporation, subject to any limitation set forth in the Certificate of Incorporation or as otherwise may be provided in the Delaware General Corporation Law.

2.2	Number and Election

The first Board of Directors shall consist of one director. Thereafter, the number of directors may be increased or decreased as determined by resolution of the Board of Directors. In the event of a vacancy in the Board of Directors, the remaining directors, except as otherwise provided by law, may exercise the powers of the full Board of Directors until the vacancy is filled.

2.3	Nomination of Directors

The Board of Directors shall nominate candidates to stand for election as directors; and other candidates also may be nominated by any Class A stockholder, provided such other nomination(s) are submitted in writing to the Secretary of the Corporation no later than fifteen (15) days prior to the meeting of the Class A stockholders at which such directors are to be elected, together with the identity of the nominator and the number of shares of the Corporation’s Class A stock owned, directly or indirectly, by the nominator. The directors shall be elected at the annual meeting of the Class A stockholders, except as provided in Section 1.2 and Section 2.4 hereof, and each director elected shall hold office until such director’s successor is elected and qualified or until the director’s earlier death, resignation or removal. Directors need not be stockholders of the Corporation.

2.4	Vacancies

Vacancies and newly created directorships resulting from any increase in the authorized number of directors elected by all of the Class A stockholders having the right to vote as a single class may be filled by the affirmative vote of a majority of the directors then in office, although fewer than a quorum, or by a sole remaining director. Whenever the holders of any class or classes of stock or series thereof are entitled to elect one or more directors by the provisions of the Certificate of Incorporation, vacancies and newly created directorships of such class or classes or series may be filled by the affirmative vote of a majority of the directors elected by such class or classes or series thereof then in office, or by a sole remaining director so elected. Each director so chosen shall hold office until the next election of directors of the class to which such director was appointed, and until such director’s successor is elected and qualified, or until the director’s earlier death, resignation or removal. In the event that one or more directors resign from the Board, effective at a future date, a majority of the directors then in office, including those who have so resigned, shall have power to fill such vacancy or vacancies, the vote thereon to take effect when such resignation or resignations shall become effective, and each director so chosen shall hold office until the next election of directors, and until such director’s successor is elected and qualified, or until the director’s earlier death, resignation or removal.

2.5	Meetings

2.5.1	Regular Meetings

Regular meeting of the Board of Directors may be held immediately following the annual meeting of the Class A stockholders or at such time and at such place as shall from time to time be determined by the Board of Directors.

2.5.2	Special Meetings

Special meetings of the Board may be called by the Chairman or the Chief Executive Officer on twenty-four hours notice to each director, either personally or by telephone, express delivery service (so that the scheduled delivery date of the notice is at least one day in advance of the meeting), facsimile transmission, electronic mail (effective when directed to an electronic mail address of the director), or other electronic transmission, as defined in Section 232(c) (or any successor section) of the Delaware General Corporation Law (effective when directed to the director), and on five days’ notice by mail (effective upon deposit of such notice in the mail). The notice need not describe the purpose of a special meeting.

2.5.3	Telephone Meetings

Members of the Board of Directors may participate in a meeting of the Board by any communication during which all participating directors can simultaneously hear each other during the meeting. A director participating in a meeting by this means is deemed to be present in person at the meeting.

2.5.4	Action Without Meeting

Any action required or permitted to be taken at any meeting of the Board of Directors may be taken without a meeting if the action is taken by all members of the Board. The action must be evidenced by one or more written consents in writing or by electronic transmission describing the action taken, signed by each director, and delivered to the Corporation for inclusion in the minute book.

2.5.5	Waiver of Notice of Meeting

A director may waive any notice required by statute, the Certificate of Incorporation or these Bylaws before or after the date and time stated in the notice. Except as set forth below, the waiver must be in writing, signed by the director entitled to the notice, or made by electronic transmission by the director entitled to the notice, and delivered to the Corporation for inclusion in the minute book. Notwithstanding the foregoing, a director’s attendance at or participation in a meeting waives any required notice to the director of the meeting unless the director at the beginning of the meeting objects to holding the meeting or transacting business at the meeting and does not thereafter vote for or assent to action taken at the meeting.

2.6	Quorum and Vote at Meetings

At all meetings of the Board, a quorum of the Board of Directors consists of a majority of the total number of directors prescribed pursuant to Section 2.2 of these Bylaws. The vote of a majority of the directors present at any meeting at which there is a quorum shall be the act of the Board of Directors, except as may be otherwise specifically provided by statute or by the Certificate of Incorporation or by these Bylaws.

2.7	Committees of Directors

The Board of Directors may designate one or more committees, each committee shall consist of one or more directors. The Board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. If a member of a committee shall be absent from any meeting, or disqualified from voting thereat, the remaining member or members present and not disqualified from voting, whether or not such member or members constitute a quorum, may, by unanimous vote, appoint another member of the Board of Directors to act at the meeting in the place of such absent or disqualified member. Any such committee, to the extent provided in the resolution of the Board of Directors, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it; but no such committee shall have the power or authority in reference to approving or adopting, or recommending to the Class A stockholders, any action or matter expressly required by the Delaware General Corporation Law to be submitted to such stockholders for approval or adopting, amending or repealing any bylaw of the Corporation; and unless the resolution designating the committee, these Bylaws or the Certificate of Incorporation expressly so provide, no such committee shall have the power or authority to declare a dividend, to authorize the issuance of stock, or to adopt a certificate of ownership and merger pursuant to Section 253 of the Delaware General Corporation Law. Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the Board of Directors. Each committee shall keep regular minutes of its meetings and report the same to the Board of Directors, when required. Unless otherwise specified in the Board resolution appointing the Committee, all provisions of the Delaware General Corporation Law and these Bylaws relating to meetings, action without meetings, notice (and waiver thereof), and quorum and voting requirements of the Board of Directors apply, as well, to such committees and their members.

2.8	Compensation of Directors

The Board of Directors shall have the authority to fix the compensation of directors. No such payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor.

3.	Officers

3.1	Positions

The officers of the Corporation shall be a President, a Secretary, a Treasurer and such other officers as the Board of Directors (or an officer authorized by the Board of Directors) from time to time may appoint, including one or more Vice Chairmen, Executive Vice Presidents, and Vice Presidents. Each such officer shall exercise such powers and perform such duties as shall be set forth below, as are commonly incident to such officer’s position and such other powers and duties as from time to time may be specified by the Board of Directors or by any officer(s) authorized by the Board of Directors to prescribe the duties of such other officers. Each of the President and any Vice President may execute contracts and other instruments on behalf of the Corporation, except where required by law to be otherwise signed and executed and except where the signing and execution thereof shall be expressly delegated by the Board of Directors to some other officer or agent of the Corporation. Any number of offices may be held by the same person.

3.2	Chairman

The Chairman, if any, shall have overall responsibility and authority for management of the operations of the Board of Directors (subject to the authority of the Board of Directors), shall (when present) preside at all meetings of the Board of Directors and stockholders, and shall ensure that all orders and resolutions of the Board of Directors and stockholders are carried into effect.

3.3	Chief Executive Officer

The Chief Executive Officer of the Corporation shall have overall responsibility and authority for the management of the Corporation. In the event the position of Chairman shall not be occupied or the Chairman shall be absent or otherwise unable to act, the Chief Executive Officer shall preside at meetings of stockholders and directors and shall discharge the duties of the presiding officer.

3.4	President

The President shall be the chief operating officer of the Corporation and shall have full responsibility and authority for management of the day-to-day operations of the Corporation. The President shall perform such duties and possess such powers as the Board of Directors or the Chief Executive Officer may from time to time prescribe.

3.5	Vice President

In the absence of a President or in the event of a President’s inability or refusal to act, the Vice President (or in the event there be more than one Vice President, the Vice Presidents in the order designated, or in the absence of any designation, then in the order of their election) shall perform the duties of the President, and when so acting shall have all the powers of, and be subject to all the restrictions upon, the President. A Vice President shall perform such duties and possess such powers as the Board of Directors, the Chief Executive Officer or the President may from time to time prescribe.

3.6	Secretary

The Secretary shall have responsibility for preparation of minutes of meetings of the Board of Directors and of the stockholders and for authenticating records of the Corporation. The Secretary shall give, or cause to be given, notice of all meetings of the stockholders and special meetings of the Board of Directors. The Secretary or an Assistant Secretary may also attest all instruments signed by any other officer of the Corporation.

3.7	Assistant Secretary

The Assistant Secretary, or if there be more than one, the Assistant Secretaries in the order determined by the Board of Directors (or if there shall have been no such determination, then in the order of their election), shall, in the absence of the Secretary or in the event of the Secretary’s inability or refusal to act, perform the duties and exercise the powers of the Secretary.

3.8	Treasurer

The Treasurer shall be the chief financial officer of the Corporation and shall have responsibility for the custody of the corporate funds and securities and shall see to it that full and accurate accounts of receipts and disbursements are kept in books belonging to the Corporation. The Treasurer shall render to the Chairman, the Chief Executive Officer, and the Board of Directors, upon request, an account of all financial transactions and of the financial condition of the Corporation.

3.9	Assistant Treasurer

The Assistant Treasurer, or if there shall be more than one, the Assistant Treasurers in the order determined by the Board of Directors (or if there shall have been no such determination, then in the order of their election), shall, in the absence of the Treasurer or in the event of the Treasurer’s inability or refusal to act, perform the duties and exercise the powers of the Treasurer.

3.10	Term of Office

The officers of the Corporation shall hold office until their successors are chosen and qualify or until their earlier resignation or removal. Any officer may resign at any time upon written notice to the Corporation. Any officer elected or appointed by the Board of Directors may be removed at any time, with or without cause, by the affirmative vote of a majority of the Board of Directors.

3.11	Compensation

The compensation of officers of the Corporation shall be fixed by the Board of Directors or by any officer(s) authorized by the Board of Directors to prescribe the compensation of such other officers.

4.	Capital Stock

4.1	Certificates of Stock; Uncertificated Shares

The shares of capital stock of the Corporation shall be represented by certificates, provided that the Board of Directors may provide by resolution that some or all of any or all classes or series of the Corporation’s stock shall be uncertificated shares. Any such resolution shall not apply to shares represented by a certificate until such certificate is surrendered to the Corporation. Within a reasonable time after the issuance or transfer of shares without certificates, the Corporation will send to the stockholder a written statement containing the information required to be on certificates, pursuant to the Delaware General Corporation Law and as set forth below. If shares are represented by certificates, such certificates shall be signed, either manually or in facsimile, in the name of the Corporation by the Chairman or Chief Executive Officer, and by the Treasurer, Secretary or any Assistant Treasurer or Assistant Secretary of the Corporation, and sealed with the seal of the Corporation or with a facsimile thereof. In case any officer, transfer agent or registrar whose signature or facsimile signature appears on a certificate no longer holds office when the certificate is issued, the certificate is nevertheless valid. The information to be set forth on each certificate (and in each written statement sent in lieu thereof) is:

(a)	The name of the issuing Corporation and that the Corporation is incorporated under the laws of the State of Delaware.

(b)	The name of the person to whom the shares are issued.

(c)	The number and class of shares and the designation of the series, if applicable, that the certificate represents.

(d)	The par value, if any, of each share represented by the certificate.

(e)

If the Corporation is authorized to issue different classes of shares or different series within a class, the share certificate shall contain a conspicuous statement , on the front or back, that the Corporation will furnish the shareholder with information concerning the designations, preferences, limitations, and relative rights applicable to each class, and the authority of the Board of Directors to determine variations for future classes or series, upo such shareholder’s written request, without charge.

(f)	Any restrictions imposed by the Corporation upon the transfer of the shares represented by the certificate.

4.2	Lost Certificates

The Board of Directors, Chairman, Chief Executive Officer or Secretary may direct a new certificate of stock to be issued in place of any certificate previously issued by the Corporation and alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming that the certificate of stock has been lost, stolen or destroyed. When authorizing such issuance of a new certificate, the Board or any such officer may, as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate or certificates, or such owner’s legal representative, to advertise the same in such manner as the Board or such officer shall require and/or to give the Corporation a bond or indemnity, in such sum or on such terms and conditions as the Board or such officer may direct, as indemnity against any claim that may be made against the Corporation on account of the certificate alleged to have been lost, stolen or destroyed or on account of the issuance of such new certificate or uncertificated shares.

4.3	Record Date

4.3.1	Actions by Stockholders

Only holders of Class A common stock shall be entitled to vote at any meeting of stockholders. However, the Corporation may hold meetings of all stockholders, from time to time, for any reason as determined by the Board of Directors. In order that the Corporation may determine the stockholders entitled to notice of any meeting, (and for Class A stockholders entitled to vote at a meeting), the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date shall not be more than sixty days nor less than ten days before the date of such meeting. If no record date is fixed by the Board of Directors, the record date for determining those stockholders entitled to notice of and/or to vote at a meeting shall be the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. A determination of stockholders of record entitled to notice of and/or to vote at a meeting shall apply to any adjournment of the meeting, unless the Board of Directors fixes a new record date for the adjourned meeting. If no record date has been fixed by the Board of Directors, the record date for determining Class A stockholders entitled to consent to corporate action in writing without a meeting, when no prior action by the Board of Directors is required by the Delaware General Corporation Law, shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the Corporation in the manner prescribed by Section 213(b) of the Delaware General Corporation Law. If no record date has been fixed by the Board of Directors and prior action by the Board of Directors is required by the Delaware General Corporation Law, the record date for determining Class A stockholders entitled to consent to corporate action in writing without a meeting shall be at the close of business on the day on which the Board of Directors adopts the resolution taking such prior action.

4.3.2	Payments

In order that the Corporation may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights or the stockholders entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall be not more than sixty days prior to such action. If no record date is fixed, the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

4.4	Stockholders of Record

The Corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, to receive notifications, to vote if the person is the owner of Class A stock, and to exercise all the rights and powers of an owner. The Corporation shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise may be provided by the Delaware General Corporation Law.

5.	RIGHT OF FIRST REFUSAL

5.1     Unless and until the Board of Directors determines otherwise, no stockholder shall sell, assign, pledge, or in any manner transfer any of the shares of the capital stock of the Corporation or any right or interest therein, whether voluntarily or by operation of law, or by gift or otherwise, except by a transfer which meets the requirements hereinafter set forth in this bylaw:

5.1.1.     If the stockholder enters into a bona fide and unconditional (except for customary closing conditions and a condition related to the non-exercise or waiver of this right of first refusal) agreement with a prospective transferee able to purchase shares of the Corporation’s stock, then the stockholder shall first give written notice thereof to the Corporation. The notice shall name the proposed transferee and state the number of shares to be transferred, the proposed consideration, and all other material terms and conditions of the proposed transfer.

5.1.2.     For thirty (30) days following receipt of such notice, the Corporation shall have the option to purchase the shares specified in the notice at the price and upon the terms set forth in such notice. If the Corporation elects to exercise its rights to purchase the shares specified in the notice, the Corporation together with its assignees, if any, must purchase all of the shares specified in the notice. In the event of a gift, property settlement or other transfer in which the proposed transferee is not paying the full price for the shares, and that is not otherwise exempted from the provisions of this Section 5.1. , the price shall be deemed to be the fair market value of the stock at such time as determined in good faith by the Board of Directors. In the event the Corporation and its assignees, if any, elect to purchase the shares, it shall give written notice to the transferring stockholder of its election and settlement for said shares shall be made as provided below in Section 5.1.4.

5.1.3.     The Corporation may assign its rights hereunder.

5.1.4.     In the event the Corporation and/or its assignee(s) elect to acquire the shares of the transferring stockholder as specified in said transferring stockholder’s notice, the Secretary of the Corporation shall so notify the transferring stockholder and settlement thereof shall be made in cash within sixty (60) days after the Secretary of the Corporation receives said transferring stockholder’s notice; provided that if the terms of payment set forth in said transferring stockholder’s notice were other than cash against delivery, the Corporation and/or its assignee(s) shall pay for said shares on the same terms and conditions set forth in said transferring stockholder’s notice.

5.1.5.     In the event the Corporation and/or its assignees(s) do not elect to acquire the shares specified in the transferring stockholder’s notice, said transferring stockholder may, within the ninety-day period following the expiration of the option rights granted to the Corporation and/or its assignees(s) herein, transfer the shares specified in said transferring stockholder’s notice which were not acquired by the Corporation and/or its assignees(s) as specified in said transferring stockholder’s notice. All shares so sold by said transferring stockholder shall continue to be subject to the provisions of this bylaw in the same manner as before said transfer.

5.1.6.     Anything to the contrary contained herein notwithstanding, the following transactions shall be exempt from the provisions of this bylaw:

(a)     A stockholder’s transfer of any or all shares held either during such stockholder’s lifetime or on death by will or intestacy to such stockholder’s immediate family or to any custodian or trustee for the account of such stockholder or such stockholder’s immediate family or to any limited partnership of which the stockholder, members of such stockholder’s immediate family or any trust for the account of such stockholder or such stockholder’s immediate family will be the general of limited partner(s) of such partnership. “Immediate family” as used herein shall mean spouse, lineal descendant, father, mother, brother, or sister of the stockholder (whether by birth, adoption or marriage) making such transfer.

(b)     A stockholder’s transfer of any or all of such stockholder’s shares to the Corporation.

In any such case, the transferee, assignee, or other recipient shall receive and hold such stock subject to the provisions of this bylaw, and there shall be no further transfer of such stock except in accord with this bylaw.

5.1.7.     The provisions of this bylaw may be waived with respect to any transfer either by the Corporation, upon duly authorized action of its Board of Directors, or by the stockholders, upon the express written consent of the owners of a majority of the voting power of the Class A stockholders of the Corporation (excluding the votes represented by those shares to be transferred by the transferring stockholder). This bylaw may be amended or repealed either by a duly authorized action of the Board of Directors or by the Class A stockholders, upon the express written consent of the owners of a majority of the voting power of the Corporation.

5.1.8.     Any sale or transfer, or purported sale or transfer, of securities of the Corporation shall be null and void unless the terms, conditions, and provisions of this bylaw are strictly observed and followed.

5.1.9.     The foregoing right of first refusal shall terminate on either of the following dates, whichever shall first occur:

(a)     Upon the effective date of a resolution adopted by the Board of Directors; or

(b)     Upon the date securities of the Corporation are first offered to the public pursuant to a registration statement on Form S-1 filed with, and declared effective by, the United States Securities and Exchange Commission under the Securities Act of 1933, as amended.

5.1.10.    The certificates representing shares of stock of the Corporation shall bear the following legend so long as the foregoing right of first refusal remains in effect:

“THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO A RIGHT OF FIRST REFUSAL OPTION IN FAVOR OF THE CORPORATION AND/OR ITS ASSIGNEE(S), AS PROVIDED IN THE BYLAWS OF THE CORPORATION.”

6.	GENERAL PROVISIONS

6.1.	Receipt of Notices by the Corporation

Notices, stockholder consents and other documents and writings shall be deemed to have been received by the Corporation when they are received at its registered office in the State of Delaware, or at the Corporation’s principal offices addressed to the attention of the Secretary of State.

6.2	Fiscal Year

The fiscal year of the Corporation shall be fixed by resolution of the Board of Directors.

6.3	Seal

The corporate seal, if any, shall be in such form as the Board of Directors shall approve. The seal may be used by causing it or a facsimile thereof to be impressed or affixed or otherwise reproduced.

6.4	Severability

Any determination that any provision of these Bylaws is for any reason inapplicable, illegal or ineffective shall not affect or invalidate any other provision of these Bylaws.

*    *    *    *    *

The foregoing Amended and Restated Bylaws were adopted by the Board of Directors on this 8th day of November, 2016, and supersede the Bylaws adopted by the Board on December 10, 2010.

Signed by:	/s/ Lena Phoenix

Lena Phoenix, COO/Secretary